For Immediate Release:

Republic Airways Holdings Inc. reports preliminary
first quarter 2015 financial results
Indianapolis, Ind. (May 4, 2015) – Republic Airways Holdings Inc. (the "Company") (NASDAQ: RJET/NM) today announced preliminary first quarter 2015 results.
In our ongoing effort to develop trust and collaboration with the new pilot leadership team of IBT Local 357, we have been providing periodic Company updates on our operational and financial performance. All members of the Local 357 Executive Board, Negotiating Committee and their third-party professionals have signed standard Non-Disclosure Agreements prior to receiving any non-public information.

On Friday, May 1st in their normal weekly bargaining update, the Negotiating Committee inadvertently disclosed material, non-public information to our pilots. We believe the disclosure was unintentional and the Local has been cooperative in advising our pilots not to share such information or trade in our securities, nevertheless we have chosen to release selected operational and financial information ahead of our scheduled earnings release and update call on Friday, May 8th.

Preliminary First Quarter 2015 Results
The Company expects to report first quarter net income of $6.4 million or $0.13 per diluted share, pretax income of $11.2 million and pretax margins of 3.3% on operating revenues of $341 million. The first quarter results were negatively impacted, by among other factors, reduced operational reliability, fleet transition expenses related to the removal of Q400 and E190 aircraft from the operating fleet and employee severance costs incurred during the quarter.
Updated 2015 Guidance
The Company intends to update its 2nd quarter and full year 2015 financial and operational guidance during its first quarter earnings conference call.
Earnings Conference Call Details
The Company will hold a conference call to discuss it’s first quarter financial results at 10 a.m. (EDT) Friday, May 8, 2015.
The call will be webcast by Thomson/Reuters and can be accessed at it's website, www.rjet.com. To participate by telephone, dial (877) 703-6105 (international callers dial (857) 244-7304); the password is 31498138. To listen to a telephone replay of the call, dial (888) 286-8010 and use password 10594137. International telephone replay will be available by dialing (617) 801-6888 and using password 10594137. The replay will be available from 2 p.m. (EDT) May 8 until 11:59 p.m. (EDT) May 15.
Individual and institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
Republic Airways Holdings Inc., based in Indianapolis, Indiana, is an airline holding company that owns Republic Airlines, Shuttle America and Chautauqua Airlines, collectively called “the airlines.” The airlines operate a combined fleet of about 240 aircraft and offer scheduled passenger service with more than 1,250 flights daily to approximately 100 cities in the U.S., Canada and the Caribbean through fixed-fee flights operated under our major airline partner brands of American Eagle, Delta Connection, United Express and US Airways Express. The airlines currently employ about 6,500 aviation professionals. For more about Republic Airways, please visit our website at www.rjet.com.
Forward Looking Information
Statements regarding the Company’s operational and financial success, business model, expectations about future success, competitive environment, operational performance and our ability to maintain or improve our costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2014, or as supplemented in the Company’s subsequently filed periodic reports. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

Scott Thien
Corporate Communications Manager
Republic Airways Holdings
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
(317) 471-2470
scott.thien@rjet.com